TRUEBLUE REPORTS FOURTH QUARTER AND FULL-YEAR 2024 RESULTS

TACOMA, WASH. - Feb. 19, 2025 -- TrueBlue (NYSE:TBI) today announced its fourth quarter and full-year results for 2024.

Fourth Quarter 2024 Financial Highlights

•Revenue of $386 million compared to $492 million in the prior year period
◦Fiscal fourth quarter for 2024 consisted of 13 weeks versus 14 weeks in the fiscal fourth quarter of 2023
◦Revenue decreased 16 percent on a comparable 13-week basis
•Net loss of $12 million compared to net loss of $3 million in the prior year period
◦SG&A expense improved by 18 percent to $107 million compared to $130 million in the prior year period
◦Adjusted EBITDA1 increased to $9 million compared to $5 million in the prior year period
• Cash of $23 million, debt of $8 million and $119 million of borrowing availability at period end
•TrueBlue acquired Healthcare Staffing Professionals, Inc. (HSP), a long-term temporary and permanent staffing solutions provider in the healthcare end-market, for $42 million effective January 31, 2025

Commentary

“2024 was a transformative year for TrueBlue as we made significant progress executing on our strategic priorities and positioning the company for strong growth and expanded profitability when customer demand volumes return,” said Taryn Owen, President and CEO of TrueBlue. “Our teams are doing tremendous work as market conditions remain challenging and customers seek improved market confidence before making significant adjustments to their workforce strategies. We are staying highly engaged with clients to address their immediate needs and ensuring we are well-positioned to support future demand.”

“Looking forward, we remain committed to capturing market share and enhancing our long-term profitability through clear strategic priorities focused on top line growth and margin expansion,” continued Ms. Owen. “These priorities include advancing our digital transformation through an enhanced user experience, expanding in high-growth end-markets and high-value roles, and optimizing our business model to drive enhanced sales focus and accelerate growth. We are already off to a strong start in 2025 with the accretive acquisition of HSP and we are confident that our strategic priorities, in combination with our many inherent strengths and unique assets, will enable us to advance our mission to connect people and work while delivering long-term shareholder value.”

Results

Fourth quarter revenue was $386 million, a decrease of 22 percent compared to revenue of $492 million in the fourth quarter of 2023, or 16 percent on a comparable 13-week basis. Net loss per diluted share was $0.40 compared to net loss per diluted share of $0.08 in the prior year period. Adjusted net loss1 per diluted share was $0.02 compared to adjusted net income per diluted share of $0.08 in the prior year period.

Full-year revenue was $1.6 billion, a decrease of 18 percent compared to revenue of $1.9 billion in 2023, or 17 percent on a comparable 52-week basis. Net loss per diluted share was $4.17 compared to net loss per diluted share of $0.45 in the prior year period. Adjusted net loss per diluted share was $0.46 compared to adjusted net income per diluted share of $0.28 in the prior year period.

2025 Outlook

TrueBlue is providing certain forward-looking information to help investors form their estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss fourth quarter 2024 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Wednesday, Feb. 19, 2025.

The quarterly earnings presentation and webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. Its PeopleReady segment offers on-demand, industrial staffing; PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries; PeopleManagement offers contingent, on-site industrial staffing and commercial driver services; and Healthcare Staffing Professionals offers long-term and permanent staffing solutions primarily focused on healthcare positions. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to successfully execute on business strategies and further digitalize our business model, (4) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (9) our ability to successfully integrate acquired businesses, and (10) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact

Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Q4 2024	Q4 2023	2024	2023
	13 weeks ended	14 weeks ended (1)	52 weeks ended	53 weeks ended (1)
(in thousands, except per share data)	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Revenue from services	$385,953	$492,171	$1,567,393	$1,906,243
Cost of services	283,406	363,889	1,161,000	1,400,184
Gross profit	102,547	128,282	406,393	506,059
Selling, general and administrative expense	106,942	129,961	410,870	494,603
Depreciation and amortization	6,008	6,946	28,624	25,821
Goodwill and intangible asset impairment charge	—	—	59,674	9,485
Loss from operations	(10,403)	(8,625)	(92,775)	(23,850)
Interest and other income (expense), net	390	1,223	4,251	3,205
Loss before tax expense (benefit)	(10,013)	(7,402)	(88,524)	(20,645)
Income tax expense (benefit)	1,692	(4,851)	37,224	(6,472)
Net loss	$(11,705)	$(2,551)	$(125,748)	$(14,173)

Net loss per common share:
Basic	$(0.40)	$(0.08)	$(4.17)	$(0.45)
Diluted	$(0.40)	$(0.08)	$(4.17)	$(0.45)

Weighted average shares outstanding:
Basic	29,561	31,079	30,177	31,317
Diluted	29,561	31,079	30,177	31,317
(1)Our fiscal period ends on the Sunday closest to the last day of December. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Dec 29, 2024	Dec 31, 2023
ASSETS
Cash and cash equivalents	$22,536	$61,885
Accounts receivable, net	214,704	252,538
Other current assets	39,853	40,570
Total current assets	277,093	354,993
Property and equipment, net	89,602	104,906
Restricted cash, cash equivalents and investments	179,916	192,985
Goodwill and intangible assets, net	30,406	94,639
Other assets, net	98,359	151,860
Total assets	$675,376	$899,383

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$45,599	$56,401
Accrued wages and benefits	61,380	80,120
Current portion of workers’ compensation claims reserve	34,729	44,866
Other current liabilities	18,417	22,712
Total current liabilities	160,125	204,099
Workers’ compensation claims reserve, less current portion	105,063	151,649
Long-term debt, less current portion	7,600	—
Other long-term liabilities	87,229	85,762
Total liabilities	360,017	441,510
Shareholders’ equity	315,359	457,873
Total liabilities and shareholders’ equity	$675,376	$899,383

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	52 weeks ended	53 weeks ended (1)
(in thousands)	Dec 29, 2024	Dec 31, 2023
Cash flows from operating activities:
Net loss	$(125,748)	$(14,173)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization (inclusive of depreciation included in cost of services)	29,561	25,821
Goodwill and intangible asset impairment charge	59,674	9,485
Provision for credit losses	2,321	4,972
Stock-based compensation	7,591	13,907
Deferred income taxes	34,060	(9,902)
Non-cash lease expense	12,402	12,591
Other operating activities	(5,137)	(3,831)
Changes in operating assets and liabilities:
Accounts receivable	35,731	56,761
Income taxes receivable and payable	3,196	(1,317)
Other assets	22,766	31,366
Accounts payable and other accrued expenses	(8,908)	(19,210)
Accrued wages and benefits	(19,147)	(12,113)
Workers’ compensation claims reserve	(56,723)	(54,495)
Operating lease liabilities	(12,324)	(12,796)
Other liabilities	3,627	7,688
Net cash (used in) provided by operating activities	(17,058)	34,754
Cash flows from investing activities:
Capital expenditures	(24,151)	(31,276)
Proceeds from business divestiture, net	3,099	—
Payments for company-owned life insurance	(4,000)	(2,347)
Proceeds from company-owned life insurance	—	1,662
Purchases of restricted held-to-maturity investments	(11,242)	(34,110)
Maturities of restricted held-to-maturity investments	33,841	33,749
Net cash used in investing activities	(2,453)	(32,322)
Cash flows from financing activities:
Purchases and retirement of common stock	(21,293)	(34,178)
Net proceeds from employee stock purchase plans	738	856
Common stock repurchases for taxes upon vesting of restricted stock	(2,325)	(4,161)
Net change in revolving credit facility	7,600	—
Other	(1,807)	(100)
Net cash used in financing activities	(17,087)	(37,583)
Change in cash, cash equivalents and restricted cash reclassified to assets held-for-sale	—	(300)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(1,608)	(874)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(38,206)	(36,325)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	99,306	135,631
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$61,100	$99,306
(1)Our fiscal period ends on the Sunday closest to the last day of December. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	Q4 2024	Q4 2023	2024	2023
	13 weeks ended	14 weeks ended (1)	52 weeks ended	53 weeks ended (1)
(in thousands)	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Revenue from services:
PeopleReady	$207,687	$285,185	$868,549	$1,096,318
PeopleScout	32,528	47,204	156,643	229,334
PeopleManagement	145,738	159,782	542,201	580,591
Total company	$385,953	$492,171	$1,567,393	$1,906,243

Segment profit (2):
PeopleReady	$7,404	$7,920	$5,783	$26,606
PeopleScout	1,301	2,910	12,152	26,922
PeopleManagement	5,695	2,781	15,119	6,963
Total segment profit	14,400	13,611	33,054	60,491
Corporate unallocated expense	(5,501)	(8,462)	(21,887)	(31,507)
Total company Adjusted EBITDA (3)	8,899	5,149	11,167	28,984
Third-party processing fees for hiring tax credits (4)	(90)	67	(240)	(253)
Amortization of software as a service assets (5)	(1,752)	(1,233)	(6,162)	(4,117)
Goodwill and intangible asset impairment charge	—	—	(59,674)	(9,485)
PeopleReady technology upgrade costs (6)	(8,318)	(440)	(8,807)	(1,342)
COVID-19 government subsidies, net	—	—	9,652	(525)
Executive leadership transition costs	—	(3,296)	—	(5,788)
Other adjustments, net (7)	(2,197)	(1,926)	(9,150)	(5,503)
EBITDA (3)	(3,458)	(1,679)	(63,214)	1,971
Depreciation and amortization (8)	(6,945)	(6,946)	(29,561)	(25,821)
Interest and other income (expense), net	390	1,223	4,251	3,205
Loss before tax (expense) benefit	(10,013)	(7,402)	(88,524)	(20,645)
Income tax (expense) benefit	(1,692)	4,851	(37,224)	6,472
Net loss	$(11,705)	$(2,551)	$(125,748)	$(14,173)
(1)Our fiscal period ends on the Sunday closest to the last day of December. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.
(2)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(3)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(4)These third-party processing fees are associated with generating hiring tax credits.
(5)Amortization of software as a service assets is reported in selling, general and administrative expense.
(6)Costs associated with upgrading legacy PeopleReady technology.
(7)Other adjustments for the 13 and 52 weeks ended December 29, 2024 primarily include workforce reduction costs of $0.9 million and $7.3 million, respectively. Other adjustments for the 14 and 53 weeks ended December 31, 2023 primarily include workforce reduction costs of $1.8 million and $5.1 million, respectively.
(8)Includes software depreciation reported in cost of services.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net loss and net loss per diluted share, excluding:
–gain on divestiture,
–amortization of intangibles,
–goodwill and intangible asset impairment charge,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–executive leadership transition costs,
–other adjustments, net, and
–tax effect of the adjustments and deferred tax asset valuation allowance.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net loss:
–income tax expense (benefit),
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–goodwill and intangible asset impairment charge,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–executive leadership transition costs, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–executive leadership transition costs, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	Q4 2024	Q4 2023	2024	2023
	13 weeks ended	14 weeks ended (1)	52 weeks ended	53 weeks ended (1)
(in thousands, except for per share data)	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Net loss	$(11,705)	$(2,551)	$(125,748)	$(14,173)
Gain on divestiture	—	—	(716)	—
Amortization of intangible assets	489	1,355	4,051	5,175
Goodwill and intangible asset impairment charge	—	—	59,674	9,485
PeopleReady technology upgrade costs (2)	8,318	440	8,807	1,342
COVID-19 government subsidies, net	—	—	(9,652)	525
Executive leadership transition costs	—	3,296	—	5,788
Other adjustments, net (3)	2,197	1,926	9,150	5,503
Tax effect of adjustments and deferred tax asset valuation allowance (4)	—	(1,824)	40,540	(4,920)
Adjusted net income (loss)	$(701)	$2,642	$(13,894)	$8,725

Adjusted net income (loss) per diluted share	$(0.02)	$0.08	$(0.46)	$0.28

Diluted weighted average shares outstanding	29,561	31,450	30,177	31,590

Margin / % of revenue:
Net loss	(3.0)%	(0.5)%	(8.0)%	(0.7)%
Adjusted net income (loss)	(0.2)%	0.5%	(0.9)%	0.5%
2.RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q4 2024	Q4 2023	2024	2023
	13 weeks ended	14 weeks ended (1)	52 weeks ended	53 weeks ended (1)
(in thousands)	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Net loss	$(11,705)	$(2,551)	$(125,748)	$(14,173)
Income tax expense (benefit)	1,692	(4,851)	37,224	(6,472)
Interest and other (income) expense, net	(390)	(1,223)	(4,251)	(3,205)
Depreciation and amortization (5)	6,945	6,946	29,561	25,821
EBITDA	(3,458)	(1,679)	(63,214)	1,971
Third-party processing fees for hiring tax credits (6)	90	(67)	240	253
Amortization of software as a service assets (7)	1,752	1,233	6,162	4,117
Goodwill and intangible asset impairment charge	—	—	59,674	9,485
PeopleReady technology upgrade costs (2)	8,318	440	8,807	1,342
COVID-19 government subsidies, net	—	—	(9,652)	525
Executive leadership transition costs	—	3,296	—	5,788
Other adjustments, net (3)	2,197	1,926	9,150	5,503
Adjusted EBITDA	$8,899	$5,149	$11,167	$28,984

Margin / % of revenue:
Net loss	(3.0)%	(0.5)%	(8.0)%	(0.7)%
Adjusted EBITDA	2.3%	1.0%	0.7%	1.5%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	Q4 2024	Q4 2023	2024	2023
	13 weeks ended	14 weeks ended (1)	52 weeks ended	53 weeks ended (1)
(in thousands)	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Selling, general and administrative expense	$106,942	$129,961	$410,870	$494,603
Third-party processing fees for hiring tax credits (6)	(90)	67	(240)	(253)
Amortization of software as a service assets (7)	(1,752)	(1,233)	(6,162)	(4,117)
PeopleReady technology upgrade costs (2)	(8,318)	(440)	(8,807)	(1,342)
COVID-19 government subsidies, net	—	—	6,759	(525)
Executive leadership transition costs	—	(3,296)	—	(5,788)
Other adjustments, net (3)	(2,156)	(1,246)	(8,634)	(3,620)
Adjusted SG&A expense	$94,626	$123,813	$393,786	$478,958

% of revenue:
Selling, general and administrative expense	27.7%	26.4%	26.2%	25.9%
Adjusted SG&A expense	24.5%	25.2%	25.1%	25.1%
(1)Our fiscal period ends on the Sunday closest to the last day of December. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.
(2)Costs associated with upgrading legacy PeopleReady technology.
(3)Other adjustments for the 13 and 52 weeks ended December 29, 2024 primarily include workforce reduction costs of $0.9 million and $7.3 million, respectively. Other adjustments for the 14 and 53 weeks ended December 31, 2023 primarily include workforce reduction costs of $1.8 million and $5.1 million, respectively.
(4)The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. The tax effect for the 52 weeks ended December 29, 2024 includes $55.3 million of valuation allowance recorded against our U.S. federal, state and foreign deferred tax assets. For the 13 weeks ended December 29, 2024, there was no tax effect associated with the adjustments due to the valuation allowance recorded against our deferred tax assets.
(5)Includes software depreciation reported in cost of services.
(6)These third-party processing fees are associated with generating hiring tax credits.
(7)Amortization of software as a service assets is reported in selling, general and administrative expense.